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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Joint Registration Statement on Form S-3 (File No. 333-29671 and 333-29671-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our reports (i) dated May 12, 1997 on our audit of the Combined Financial Statements of the Minneapolis Hotels as of and for the year ended December 31, 1996, (ii) dated June 27, 1997 on our audit of the Combined Statement of Direct Revenue and Direct Operating Expenses of the Met Life Hotels for the year ended December 31, 1996, and (iii) dated September 8, 1997 on our audit of the Combined Financial Statements of the Snavely Hotels as of and for the year ended December 31, 1996, all of which are included in the Joint Current Report on Form 8-K dated September 17, 1997 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company.


                                        /s/ COOPERS & LYBRAND L.L.P.


Dallas, Texas
September 15, 1997